
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus V
Financial Statements for the nine months ended September 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                         415,199
<SECURITIES>                                         0
<RECEIVABLES>                                   34,316<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               875,270
<PP&E>                                      31,055,974<F2>
<DEPRECIATION>                            (19,915,781)<F3>
<TOTAL-ASSETS>                              12,464,978
<CURRENT-LIABILITIES>                          699,941
<BONDS>                                     19,220,830<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (7,455,793)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                12,464,978
<SALES>                                              0
<TOTAL-REVENUES>                             5,437,611<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,181,674<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,279,939
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (24,002)<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "Prepaid Expenses and Other Assets" on the
Balance Sheet.
<F2>Includes apartment complexes of $30,536,390 and deferred expenses of $519,584.
<F3>Includes depreciation of $19,714,282 and amortization of deferred expenses of
$201,499.
<F4>Represents mortgage note payable.
<F5>Represents total deficit of the General Partners ($328,506) and the Limited
Partners ($7,127,287).
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $2,313,389, real estate taxes of $401,225 and depreciation and amortization of $1,467,060.
<F8>Net Loss allocated ($240) to General Partners and ($23,762) to Limited
Partners.  Average net Loss of ($.91) per unit on 25,000 units outstanding.

